EXHIBIT 22

                               VERMONT PURE HOLDINGS, LTD.

                                       SUBSIDIARIES



                                                                      State of
Name                                                               Incorporation
-------------------------                                          -------------
Vermont Pure Springs, Inc.                                         Delaware